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                              EMPLOYMENT AGREEMENT

           EMPLOYMENT AGREEMENT dated the 28th day of August, 1996 between COMPLETE MANAGEMENT, INC., a New York corporation ("the Company"), with its principal place of business at 254 West 31st Street, New York, New York 10001, and KENNETH S. SCHWARTZ ("Schwartz"), residing at 284 Guard Hill Road, Bedford, New York 10506.

     1. Term. Subject to the terms and conditions hereof, the term of employment of Schwartz under this Agreement shall be for the five (5) year period (the "Employment Period") commencing on August 29, 1996 (the "Commencement Date") and expiring on August 28, 2001, unless sooner terminated by Schwartz's death or as provided in any of Paragraphs 5, 6 or 7 hereof (the "Expiration Date").

     2. Duties and Responsibilities. The Company shall employ Schwartz and Schwartz accepts such employment, as the Vice President of Medical Affairs of the Company during the Employment Period. Schwartz shall report to and be subject to the direction of the Executive Vice President of the Physicians Network Division of the Company and shall render such executive and administrative services as such Vice President and/or the Board of Directors of the Company (the "Board") may from time to time assign to him, provided they are consistent with his status as Vice President of Medical Affairs. During the Employment Period, Schwartz shall devote substantially all of his business time and attention to the businesses of the Company and shall perform his duties in a diligent, trustworthy, loyal and businesslike manner.



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     3. Compensation and Benefits. During the Employment Term:

     (a) Schwartz's base compensation shall be at the rate of $280,000.00 per year, payable in regular installments in accordance with the Company's practice for its executives, less applicable withholding for income and employment taxes as required by law and other deductions as to which Schwartz shall agree. Such base compensation shall be subject to increases as and when determined by the Board in its sole discretion.

     (b) Except as otherwise provided herein, Schwartz shall be entitled to participate, to the extent he qualifies, in any bonus or other incentive compensation, profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the Company, upon such terms and conditions which are made available to executives of the Company, generally.

     (c) In addition to the salary provided for in Paragraph 3(a), Schwartz shall be entitled to an incentive bonus for each medical practice identified by him with which the Company shall enter into a long-term management services (an "MSA Agreement") agreement in its customary form. It is understood that the Company shall have the final decision in its sole discretion as to whether it shall enter into a management services agreement with such identified practice and the terms thereof. The incentive bonus payable to Schwartz for each such medical practice with which the Company shall have entered into an MSA Agreement shall be an aggregate of $10,000 of which: (i) $5,000 shall be payable in cash and (ii) $5,000 shall be payable in shares of common stock, par value $.001 per share, of the Company based upon its average unweighted closing price during the twenty (20) consecutive trading days immediately preceding the signing of such management services agreement. The cash portion



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of the incentive bonus shall be paid to Schwartz promptly  following the signing of the management services agreement. Promptly following such signing, the Company shall list the shares issuable in partial payment of the incentive bonus on the American Stock Exchange (or such other Exchange on which the Common Stock is then listed) and issue instructions to its transfer agent to issue and deliver such shares to Schwartz promptly following the listing thereof.

     (d) Schwartz shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties and upon compliance with the Company's procedures. In such connection the Company shall provide Schwartz with an American Express Corporate Card or equivalent.

     (e) The Company shall lease a Mercedes 400 SEL automobile, equipped with two cellular phones, for Schwartz' use. Schwartz shall use due care in operating and maintaining such automobile.

     (f) Schwartz shall be entitled to six (6) full weeks of paid vacation during each calendar year which shall be taken in accordance with the procedures of the Company in effect from time to time.

     4. Incentive Stock Options. On the Commencement Date, the Company and Schwartz shall enter into a Stock Option Agreement (the "Stock Option Agreement"), substantially in the form attached hereto and marked Exhibit A, pursuant to which the Company shall grant to Schwartz options (the "Incentive Stock Options") to acquire, at the then fair market value per share, such number of shares of its Common Stock as have an aggregate exercise price of $75,000, and upon such other terms and conditions as are set forth



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therein.  In the event Schwartz's  employment is terminated for any reason other than death or Disability (as defined in Paragraph 5) any nonvested Incentive Stock Options shall immediately be canceled without any further action being required to be taken by the Company.

     5. Termination in Case of Disability. In case of a Disability, which for this purpose shall mean that as a result of illness or injury, Schwartz is unable substantially to perform his duties hereunder for a period of at least ninety (90) consecutive days, or a total of at least 180 days in any period of 365 consecutive days, the Company may terminate Schwartz's employment hereunder upon giving Schwartz at least thirty (30) days' written notice of termination.

     6. Termination in other events by the Company or Schwartz.

     (a) The Company may terminate Schwartz's employment for Cause (as defined in sub-paragraph (b) below). Upon such termination the Company shall have no further obligations to Schwartz hereunder, except for obligations incurred prior to the date of such termination.

     (b) "Cause" shall mean (i) a material breach by Schwartz of any of the terms, covenants, agreements or representations set forth herein, which is not remedied within fifteen (15) days after written notice thereof, or (ii) commission by Schwartz of an act constituting financial dishonesty against the Company, (iii) commission by Schwartz of a felony or any other crime involving moral turpitude, or (iv) repeated failure by Schwartz to follow reasonable written directions of the Board of Directors or Executive Vice President of the Company.



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     (c) Schwartz shall have the right to terminate this agreement,  on 10 days'
written notice, if (i) the Company shall file a petition for bankruptcy or re-organization under the federal bankruptcy statutes or an involuntary petition is filed against the Company and not removed or withdrawn within 30 days or (ii) the Company does not pay any material amount of compensation due hereunder and then fails either to pay such amount within the 10-day notice period required for termination hereunder or contest in good faith said notice. Further, if such contest is not resolved within 30, days the Company shall submit such dispute to a court of competent jurisdiction in a proceeding for declaratory judgment.

     7. Confidentiality; Non-Compete.

     (a) Schwartz agrees that during the term hereof, or at any time thereafter, he will not, directly or indirectly, use for his own benefit or for the benefit of any third party, or reveal or cause to be revealed to any person, firm, entity or corporation, any Confidential Information (as defined herein) which relates to the Company or its strategies and procedures for conducting business or its customers or any of the medical practices it manages or with which it has negotiated (except in connection with the performance of his duties hereunder or as may be required by law) and that upon termination of his employment he will deliver all memorandum and/or information developed by or relating to the Company, all lists of customers, and medical practices with whom or which the Company has done or negotiated the doing of business and all other notes, records and other property belonging to the Company or relating to its business or its customers or the medical practices which it manages. Confidential Information shall include, but not be limited to, trade secrets, supplier lists, customer lists, medical practice lists, intellectual property and any other information, whether



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or not  proprietary,  which relates to the business of the Company except to the extent that such information becomes generally available to the public other than as a result of Schwartz's breach of this Section 7(a) or is received by him from a third party not in violation of any obligation to the Company.

     (b) For the period of two (2) years after the termination of this Agreement (the "Non-Compete Period"), Schwartz hereby covenants and agrees with the Company, that, unless acting as an officer, employee or consultant to the Company, or affiliate of the Company, or with the Company's prior written consent, he will not anywhere in any geographic areas in which the Company is then doing business; (i) compete, directly or indirectly, with the Company or any of its affiliates in the business of managing medical practices, hospitals, diagnostic centers or other similar medical related businesses (the "Competitive Business"); (ii) directly or indirectly, on its own behalf or on behalf of or as an employee or agent of any other person or entity, contact or approach any person or business, wherever located, for the purpose of competing with the Company in the Competitive Business; (iii) participate as a director, officer, consultant, or partner of, or have any other direct or indirect financial interest in, any enterprise which engages in the Competitive Business; provided, however, that nothing herein shall prohibit Schwartz from continuing to act as the Systems Director of St. Francis Hospital in Hartford, Connecticut; as the Director of Radiology at St. Francis Hospital in Poughkeepsie, New York; or as a consultant to Hudson Valley Hospital Center in Peekskill, New York; provided, further, that nothing herein shall prohibit Schwartz from owning not more than three (3%) percent of the outstanding stock of any corporation required to file reports pursuant to the Securities Exchange Act of 1934; (iv)



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participate as an employee,  agent,  representative  or consultant in, or render any services to, any enterprise in which his responsibility competes, directly or indirectly, with the Competitive Business; (v) persuade or attempt to persuade any employee of the Company (or any of its subsidiaries) to leave the employ of the Company (or any of its subsidiaries) or to become employed by any other entity, (vi) persuade or attempt to persuade any current client or former client to reduce the amount of business it does or intends or anticipates doing with the Company (or any of its subsidiaries); or (vii) take any action which might divert from the Company any opportunity of which he became aware during his employment with the Company which would be within the scope of any of the businesses then engaged in or to his knowledge planned to be engaged in by the Company.

     (c) Schwartz acknowledges that a violation of any of the covenants contained in this Paragraph 7 may cause irreparable injury to the Company and that the Company will be entitled, in addition to any other rights and remedies it may have, to injunctive relief; provided, however, that nothing contained herein constitutes a waiver by Schwartz of his rights to contest the existence of any such violation of such covenants.

     (d) In the event the covenants contained in this Paragraph 7 should be held by any court or other duly constituted judicial authority to be void or otherwise unenforceable in any particular jurisdiction or with respect to any particular activity, then such covenants so affected shall be deemed to have been amended and modified so as to eliminate therefrom the particular jurisdiction or activity as to which such covenants are so held to be void or otherwise unenforceable, and, as to all other jurisdictions and activities covered hereby, the terms and provisions hereof shall remain in full force and effect.



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     (e) In the event this Agreement shall be terminated,  then  notwithstanding such termination, the provisions of this paragraph 9 shall survive such termination.

     8. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, their personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Schwartz should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

     9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (except that all notices to the Company shall be directed to the attention of a senior officer of the Company, with a copy to the Secretary of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     10. Governing Law; Change or Termination. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to


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agreements  made and to be  performed  in New York,  and may not be  changed  or terminated orally.

     11. Validity. The invalidity or unenforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered as of the date first hereinabove written.

                                        COMPLETE MANAGEMENT, INC.

                                        By: /s/ Arthur L. Goldberg
                                          -------------------------------------
                                            Arthur L. Goldberg,
                                            Senior Executive Vice President

                                            /s/ Kenneth S. Schwartz
                                          -------------------------------------
                                            KENNETH S. SCHWARTZ

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